Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement (No. 333-116837) on Form S-8 and Registration Statements (Nos. 333-126312, 333-126573, 333-127464 and 333-133353) on Form S-3 of our report dated September 13, 2006, relating to the financial statements of SHC Laguna Niguel I L.L.C as of December 31, 2005 and 2004, and for each of the three years in the period ended December 31, 2005, appearing in this Current Report on Form 8-K/A of Strategic Hotels & Resorts, Inc.

/s/ Deloitte & Touche LLP

Chicago, Illinois

September 19, 2006